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EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.'s 333-106043, 333-115137, 333-125918 and 333-139074) and Form S-3 (No. 333-132183) of FormFactor, Inc. of our report dated February 22, 2007, except for the effects of the restatement described in Note 2 to the consolidated financial statements and the matter described in the penultimate paragraph of Management's Report on Internal Control over Financial Reporting as to which the date is November 13, 2007, relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

San Jose, California
November 13, 2007

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  EXHIBIT 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM